SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 1, 2007, Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation (the “Company”), adopted a Rule 10b5-1 trading plan to sell shares of the Company’s common stock in the open market at prevailing market prices. The plan was established by Mr. Byrd in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions.

The previously announced, pre-arranged stock trading plan was adopted in order to allow Mr. Byrd to sell a portion of his Company common stock over time as part of his long-term strategy for individual asset diversification and liquidity. Under the terms of the Rule 10b5-1 trading plan, Mr. Byrd intended to sell up to 65,000 shares over a 12-month period.

Due to current market conditions, on January 29, 2008, Mr. Byrd cancelled the Rule 10b5-1 trading plan. While the plan was in effect, Mr. Byrd sold 9,000 shares in March 2007. Mr. Byrd’s current beneficial ownership including exercisable options in 373,450 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: January 29, 2008	By:	/s/ George J. Becker III
George J. Becker III
Secretary